PAULA S. MORELLI, CPA, P.C.

21 Martha Street

Freeport, N.Y. 11520

(516) 378-4258

Email: psmcpapc@aol.com

November 5, 2009

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Dear Sir/Madam:

Paul S. Morelli, CPA, P.C. agrees with the statements to Item 4.01 on Form 8-1 of Terra Energy Resources, Inc. dated November 5, 2009.

                                                                                      Paula S. Morelli, CPA, P.C.

                                                                                        X/__________________

                                                                                            Paula S. Morelli

                                                                                            President